Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 27, 2009, on the consolidated financial statements of Northeast Community Bancorp, Inc. as of December 31, 2008 and 2007, and for the years then ended, in the Registration Statement No. 333-132543 on Form S-8 filed with the Securities and Exchange Commission by Northeast Community Bancorp, Inc. with respect to Northeast Community Bank 401(k) Plan.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Clark, New Jersey
March 30, 2009